REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF MANAGEMENT AND SHAREHOLDERS OF
WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM

We have audited the accompanying consolidated balance sheet of Werner Rietschle Holding GmbH, Schopfheim as of December 31, 2001 and 2000, and the related consolidated income statements, shareholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Werner Rietschle Holding GmbH, Schopfheim as of December, 31, 2001 and 2000 and the results of its operations and its cash flows for the years ended December 31, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income for the years ended December 31, 2001 and 2000 and the determination of consolidated shareholders' equity and consolidated financial position at December 31, 2001 and 2000 to the extent summarized in Note 7, "Reconciliation to U.S. GAAP" to the consolidated financial statements.


Ernst & Young
Deutsche Allgemein Treuhand AG
Wirtschaftsprufungsgesellschaft
Freiburg


/s/_____________________            /s/____________________
Schneider                           Nietzer
Wirtschaftsprufer                   Wirtschaftsprufer


July 4, 2002, except for Note 7, as to which the date is November 1, 2002

WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000

ASSETS                                               2001            2000
                                                     KEUR            KEUR
                                                  --------------  --------------

   A. FIXED ASSETS
   I. Intangible Assets                                  1.093             624
  II. Tangible Assets                                   23.702          22.072
 III. Financial Assets                                     895           1.152

                                                 --------------  --------------
                                                        25.690          23.848
   B. CURRENT ASSETS
   I. INVENTORIES                                       33.312          29.899
  II. RECEIVABLES AND OTHER ASSETS
   1. Trade Accounts Receivable                         28.860          31.322
   2. Other Assets                                       2.699           1.617

                                                 --------------  --------------
                                                        31.559          32.939
 III. CASH ON HAND AND CASH IN BANKS                     3.427           3.796

                                                 --------------  --------------
                                                        68.298          66.634
   C. PREPAID EXPENSES AND                                 773             819
      DEFERRED CHARGES

   D. DEFERRED TAXES                                       954             591

                                                 --------------  --------------
TOTAL ASSETS                                            95.715          91.892
                                                 ==============  ==============

WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000 (CONTINUED)

LIABILITIES AND SHAREHOLDERS' EQUITY                 2001            2000
                                                     KEUR            KEUR
                                                 -------------   -------------

   A. SHAREHOLDERS' EQUITY
   I. Subscribed Capital                                5.000           5.000
  II. Additional paid in capital                          367             367
 III. Retained earnings
   1. Restricted retained earnings                      1.040               -
   2. Other retained earnings                          15.487          13.307
                                                 -------------   -------------
                                                       16.527          13.307
  IV. Consolidated net income/loss                     10.726           6.568
   V. Minority interests                                1.205           1.491

                                                 -------------   -------------
                                                       33.825          26.733
   B. ACCRUALS
   1. Accruals for pensions and similar
       obligations                                      4.485           4.087
   2. Tax accruals                                        412           1.581
   3. Other accruals                                    7.995           6.765

                                                 -------------   -------------
                                                       12.892          12.433
   C. LIABILITIES
   1. Liabilities due to banks                         18.870          16.829
   2. Payments on account received                        292             611
   3. Trade accounts payable                            5.790           6.495
   4. Liabilities on bills of exchange                     25               -
       accepted and drawn
   5. Liabilities due to related parties               18.207          23.041
   6. Liabilities due to limited partners                   -               -
   7. Other liabilities                                 5.653           5.521

                                                 -------------   -------------
                                                       48.837          52.497
   D. DEFERRED INCOME                                     161             229

                                                 -------------   -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             95.715          91.892
                                                 =============   =============


WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
CONSOLIDATED INCOME STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                              2001         2000        1999
                                                                              KEUR         KEUR        KEUR
                                                                              ----         ----        ----

   1. Sales                                                                   157.415     149.437     126.417
   2. Increase in finished goods inventories and work in process                4.170       2.597         463
   3. Own work capitalized                                                         75          48          23
   4. Other operating income                                                    2.202       1.455       1.072
                                                                            ----------   ---------   ---------
                                                                              163.862     153.537     127.975
   5. Cost of materials
    a)Cost of raw materials and supplies and purchased merchandise             53.903      48.943      39.706
    b)Cost of purchased services                                                7.508       4.867       4.187
                                                                            ----------   ---------   ---------
                                                                               61.411      53.810      43.893
                                                                            ----------   ---------   ---------

   6. Gross results                                                           102.451      99.727      84.082

   7. Personnel expenses
    a)Wages and salaries                                                       47.704      44.034      39.179
    b)Social security and other pension costs                                  10.131       9.260       8.454
                                                                            ----------   ---------   ---------
                                                                               57.835      53.294      47.633

   8. Amortization and depreciation on intangible and tangible assets           4.789       4.715       4.630
   9. Other operating expenses                                                 25.252      22.738      18.495
                                                                            ----------   ---------   ---------
                                                                               87.876      80.747      70.758
                                                                            ----------   ---------   ---------
                                                                               14.575      18.980      13.324

  10. Income from other securities and from long-term loans                        19          31          35
  11. Other interest and similar income
      of which from related parties: KEUR 0 in 2001. KEUR 16 in 2000
      and KEUR 0 in 1999                                                          452         239         267
                                                                            ----------   ---------   ---------
                                                                                  471         270         302


  12. Interest and similar expenses
      of which to related parties: KEUR 1.184 in 2001. KEUR 405 in
      2000 and KEUR 457 IN 1999                                                -2.312      -1.458      -1.811
                                                                            ----------   ---------   ---------
                                                                               -1.841      -1.188      -1.509
                                                                            ----------   ---------   ---------
  13. Results from ordinary operations                                         12.734      17.792      11.815
  14. Taxes on income                                                           5.701       4.597       3.383
  15. Other taxes                                                                   -           -         205
                                                                            ----------   ---------   ---------

  16. Net income                                                                7.033      13.195       8.227
                                                                            ==========   =========   =========




WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                  Subscribed     Subscribed    Additional   Restricted
                                  Capital in     Capital in     paid in      Retained   Retained Consolidated Minority  Total
                                  Holding KG    Holding GmbH    capital      Earnings   Earnings  Net Income  Interests  Equity
                                     KEUR           KEUR        KEUR          KEUR        KEUR       KEUR       KEUR     KEUR
                                 -----------------------------------------------------------------------------------------------

December 31, 1998                        9.229              -            -        4.612    7.904        5.420    1.230   28.395
Dividends paid                                                                   -2.579                -1.427
Reclassification to restricted                                                    2.685                -2.685
Currency conversion                                                                        1.111                    46
Net income                                                                                              8.227
Minority interest                                                                                         -50       50

                                 -----------------------------------------------------------------------------------------------
December 31, 1999                        9.229              -            -        4.718    9.015        9.485    1.326   33.773
                                 ===============================================================================================

Dividends paid                                                                   -1.501
Reclassification to restricted                                                    7.028                -7.028
Currency conversion                                                                          132                    24
Net Income                                                                                             13.195
Increase capital share in Japan                                                                                     30
Minority interest                                                                                        -111      111

                                 -----------------------------------------------------------------------------------------------
December 31, 2000                        9.229              -            -       10.245    9.147       15.541    1.491   45.653
                                 ===============================================================================================

Change in corporate stucture            -9.229          5.000          367      -10.245    4.160       -8.973           -18.920
                                 -----------------------------------------------------------------------------------------------
January 1, 2001                              -          5.000          367            -   13.307        6.568    1.491   26.733

Reclassification to restricted                                                    1.040    1.797       -2.837
Currency conversion                                                                          343                   -89
Other                                                                                         40                  -109
Net Income                                                                                              7.033
Change in investment in China and New Zealand                                                                     -126
Minority interest                                                                                         -38       38

                                 -----------------------------------------------------------------------------------------------
December 31, 2001                            -          5.000          367        1.040   15.487       10.726    1.205   33.825
                                 ===============================================================================================





WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
CONSOLIDATED CASH FLOW STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000
AND 1999


                                                                                2001           2000            1999
                                                                                KEUR           KEUR            KEUR
                                                                            -------------  --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Current period results before extraordinary items                                  7.033          13.195          8.227
(including earnings due to minority shareholders)
Amortization and depreciation of tangible and intangible assets                    4.789           4.715          4.630
Change in accruals                                                                   459           1.625            128
Change in special reserves with an equity portion                                      -             -32             16
Deferred taxes                                                                      -363            -180           -181

                                                                            -------------  --------------  -------------
Cash Flow                                                                         11.918          19.323         12.820
                                                                            -------------  --------------  -------------
Income from disposals of fixed assets                                                -85             -13             -1
Change in inventories. trade accounts receivable and other current assets         -1.988          -9.986         -3.483
Change in trade accounts payable and other current liabilities                    -6.048          -1.017           -199

                                                                            -------------  --------------  -------------
Cash Flow provided by operating activities                                         3.797           8.307          9.137
                                                                            -------------  --------------  -------------
CASH FLOW FROM INVESTMENT ACTIVITIES
Inflow from disposals of fixed assets                                                894             119            534
Outflow for fixed assets                                                          -6.454          -5.090         -7.604
Outflow for intangible assets                                                       -921            -494           -266
Outflow for financial assets                                                         -63            -110           -195

                                                                            -------------  --------------  -------------
Cash flow used in investment activities                                           -6.544          -5.575         -7.531
                                                                            -------------  --------------  -------------
CASH FLOW FROM FINANCING ACTIVITIES
Inflow from equity capital contributions                                               -              14              -
Outflow to shareholders and minority interests                                      -109          -1.501         -4.061
Inflow from the issuance of bonds and the assumption of (financing) loans          2.225           2.339            876
Outflow for the repayment of bonds and (financing) loans                          -1.762          -2.200         -3.424
Change in holding structure                                                           --             767             --
                                                                            -------------  --------------  -------------
Cash flow provided by/(used in) financing activities                                 354            -581         -6.609
                                                                            -------------  --------------  -------------

FUNDS AT THE END OF THE PERIOD
Change in funds                                                                   -2.393           2.151         -5.003
Foreign currency exchange effect on cash                                             363             170          1.212
Funds at the beginning of the period                                              -5.155          -7.476         -3.685

                                                                            -------------  --------------  -------------
Funds at the end of the period                                                    -7.185          -5.155         -7.476
                                                                            =============  ==============  =============
COMPOSITION OF FUNDS
Liquid funds                                                                       3.427           3.796          3.766
Short-term liabilities due to banks                                              -10.612          -8.951        -11.242

                                                                            -------------  --------------  -------------
Funds at the end of the period                                                    -7.185          -5.155         -7.476
                                                                            =============  ==============  =============

WERNER RIETSCHLE HOLDING GMBH, SCHOPFHEIM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. GENERAL

The consolidated financial statements of Werner Rietschle Holding GmbH, Schopfheim ("Holding") have been prepared in accordance with the provisions of the third book of the German Commercial Code ("Handelsgesetzbuch", HGB).

The income statement has been prepared in accordance with the nature of expense method.

According to ss. 264b HGB, companies have the option to be exempt from the duty to disclose financial statements, which Rietschle GmbH & Co. KG Holding and Werner Rietschle GmbH + Co. KG have elected.


2. CONSOLIDATED COMPANIES

In 1999 and 2000 the consolidated companies consisted of Rietschle GmbH + Co. KG Holding and its general partner Rietschle GmbH, 16 foreign companies (17 in 2000), Werner Rietschle GmbH + Co. KG, its general partner Werner Rietschle Verwaltungs-GmbH and Holding, formerly Werner Rietschle Beteiligungsgesellschaft mbH.

The structure of the Rietschle Group was changed as of the end of 2000. Rietschle GmbH + Co. KG Holding and its general partner, Rietschle GmbH, no longer belonged to the consolidated group in 2001. As a result of the deconsolidation of Rietschle GmbH + Co. KG Holding and Rietschle GmbH, equity was reduced by approximately Euro 19 million, which represents the net equity difference between the old and new Rietschle Group. In addition, certain loans and payables due to Rietschle GmbH + Co. KG Holding (Euro 19 million) from the Rietschle Group, (which were previously eliminated in consolidation) is reflected as a liability due to related parties in the accompanying consolidated balance sheets. Since 2001 Holding is the parent company. These consolidated financial statements include all majority owned subsidiaries, i.e. in addition to Werner Rietschle Holding GmbH, twenty foreign companies plus Werner Rietschle GmbH + Co. KG ("KG") and its general partner, Werner Rietschle Verwaltungs GmbH ("Rietschle Group").

In the course of the year 2001, the Rietschle Group of fully consolidated companies was extended to consist of the following companies:

- Rietschle Ireland Ltd., Ireland-- 100% of its shares held by Rietschle (UK) Ltd. - Rietschle Australia Pty Ltd., Australia-- 100% of its shares held by Holding - Rietschle-Altus Air & Vacuum Ltd., New Zealand--75% of its shares held by Holding


3. PRINCIPLES OF CONSOLIDATION

All of the companies included in the consolidated financial statements have a financial year-end as of December 31. The individual financial statements have been prepared in accordance with the respective national accounting principles and requirements. All material adjustments were made at the consolidation level to adjust the subsidiaries records to be in accordance with HGB.

Consolidation of capital is carried out in accordance with the book value method by netting the investment book values with the amounts of the subsidiaries' equity allotted to these investments, generally at the date of the acquisition. In the year of transition (1987) to the new consolidated accounting regulations, the relief in Art. 27 section 1 EGHGB ["Einfuhrungsgesetz zum Handelsgesetzbuch": Transitional Provisions to the German Commercial Code] was applied. The resulting adjustment was included in the retained earnings.

All material intercompany balances have been eliminated.

Deferred taxes on consolidation adjustments have been accounted for using a tax rate of 35% in 2001 and 2000 and 14 % in 1999.


4. CURRENCY CONVERSION

Intangible and tangible assets of all foreign companies are converted in the consolidated financial statements from the respective local currency to the Rietschle Group's reporting currency euro at historical rates and all other balance sheet items are translated at the current rate.

The income statement is generally converted at the yearly average rate with the exception of amortization and depreciation on intangibles and fixed assets. The translation differences between the income statement at the average rate and net income in the balance sheet at current rate and fixed assets at historic rates is recorded in other retained earnings.


5. CURRENCY CONVERSION INFORMATION AND DETAILS ON THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED INCOME STATEMENT

A.  ACCOUNTING AND VALUATION METHODS

Intangible assets are recorded at their acquisition cost and amortized over their useful life using the straight-line method.

Franchises, trademarks, patents, licenses, and similar rights are amortized over 3 years and other intangibles are amortized over 15 years.

Tangible assets are valued at acquisition or production cost net of incidental acquisition costs and discounts. Production costs consist of the materials, direct labor and the corresponding indirect costs.

All Rietschle Group companies calculate depreciation consistently. The simplification rule according to R 44 section 2 EStR
["Einkommenssteuerrichtlinie": German income tax regulation] has been applied. Low-value assets with acquisition costs of up to EUR 410 are depreciated in the year of acquisition.

The following depreciation rates apply:



                                          USEFUL LIFE
DESIGNATION                                IN YEARS              METHOD             DEPRECIATION IN %
-------------------------------------------------------------------------------------------------------------

Buildings                                     25             straight-line                 4.00
Building facilities                           14             straight-line                 7.14
Plants and machinery                          12             straight-line                 8.33
Office furniture                              13             straight-line                 7.69
Office equipment                               7             straight-line                14.29
Tools                                       8 to 12          straight-line            8.33 to 12.50
Vehicles park - vehicles                       6             straight-line                16.67
Vehicles park - other                          8             straight-line                12.50
Low-value assets                               1             straight-line                100.00
Models                                         3             straight-line                33.33



The declining-balance method of depreciation was applied until the end of 2000.

Financial assets have been valued at the lower of acquisition cost or market value.

The valuation regulations applied by the KG have generally been applied for the valuation of inventories within the Rietschle Group.

Raw materials, supplies and merchandise have been valued at average cost. Existing risks in inventory for excess and obsolete items have been taken into consideration through corresponding write-offs according to ss. 253 section 3 HGB.

Finished goods and work in process have been valued at the lower of production cost or market value. In accordance with the tax requirements, production costs comprise material, material overhead, direct labor and production overhead costs. Administration and interest expenses were not capitalized. Write-offs according to ss. 253 section 3 HGB are applied to non-moving items.

Receivables have been valued at the nominal value. Identifiable risks have been recognized with specific allowances. The general credit risk is taken into account through a general bad debt allowance.

Accrued liabilities are set up under consideration of all identifiable risks and contingent liabilities. They are determined according to managements' assessment of risk. Accruals for pensions have been determined according to actuarial principles and discounted using a 6% discount rate. The mortality tables of 1998 were used for the calculation.

Liabilities are carried at repayment amounts.

B. DETAILS ON THE CONSOLIDATED BALANCE SHEET

ASSETS

The rollforward of fixed assets for 2001 is shown in the following table:



                                                              At Cost
                        -----------------------------------------------------------------
                                                                                                                        December 31,
                         January 1,                              Reclassi-   December 31   Accumulated    Depreciation   2001 Net
                            2001       Additions    Disposals    fication      2001        Depreciation       2001       Book Value
                          (euro)        (euro)       (euro)       (euro)       (euro)         (euro)        (euro)         (euro)
                        ------------------------------------------------------------------ --------------------------- -------------

I.INTANGIBLE ASSETS
1.Software & Licenses   2.193.493,12   558.407,05     8.134,56        0,00  2.743.765,61   1.989.942,07   386.439,55      753.823,55
2.Other Intangibles       335.408,50   347.705,90   102.258,38        0,00    580.856,02     257.311,51    28.138,22      323.544,51
3.Prepayments on account        0,00    15.000,00         0,00        0,00     15.000,00           0,00         0,00       15.000,00
                        ------------------------------------------------------------------ --------------------------- -------------
                        2.528.901,62   921.112,95   110.392,94        0,00  3.339.621,63   2.247.253,58   414.577,77    1.092.368,05
                        ------------------------------------------------------------------ --------------------------- -------------
II.TANGIBLE ASSETS
1.Property & Plant     23.169.438,49   922.175,10     8.468,76    5.112,92 24.088.257,75  10.362.274,82   549.419,25   13.725.982,93
2.Technical equipment  28.238.190,98 2.194.239,35 1.263.197,30  415.929,06 29.585.162,09  25.185.523,07 1.663.699,65    4.399.639,02
3.Office equipment     24.997.540,37 2.907.800,02 1.203.484,42   92.261,48 26.794.117,45  21.784.164,10 2.161.430,80    5.009.953,35
4.Work in progress and
  prepayments on account  960.551,69   429.653,08   309.996,80 -513.303,46    566.904,51           0,00         0,00      566.904,51
                       ------------------------------------------------------------------ --------------------------- --------------
                       77.365.721,53 6.453.867,55 2.785.147,28        0,00 81.034.441,80  57.331.961,99 4.374.549,70   23.702.479,81
                       ------------------------------------------------------------------ --------------------------- --------------
III.FINANCIAL ASSETS
1.Investments in
  affiliated companies    266.415,79         0,00   252.165,07        0,00     14.250,72       9.137,81         0,00        5.112,91
2.Long term loans to
  affiliated companies     54.749,29         0,00         0,00        0,00     54.749,29      54.749,29         0,00            0,00
3.Long term investments
  (securities)                  0,00    27.636,37         0,00      553,00     28.189,37           0,00         0,00       28.189,37
4.Other loans             894.549,51    35.439,45    68.079,97     -553,00    861.355,99           0,00         0,00      861.355,99
                       ------------------------------------------------------------------ --------------------------- --------------
                        1.215.714,59    63.075,82   320.245,04        0,00    958.545,37      63.887,10         0,00      894.658,27
                       ------------------------------------------------------------------ --------------------------- --------------
                       81.110.337,75 7.438.056,32 3.215.785,27        0,00 85.332.608,80  59.643.102,67 4.789.127,47   25.689.506,13
                       ================================================================== =========================== ==============



The rollforward of fixed assets for 2000 is shown in the following table:



                                                              At Cost
                        -----------------------------------------------------------------
                                                                                                                        December 31,
                         January 1,                              Reclassi-   December 31   Accumulated    Depreciation   2000 Net
                            2000       Additions    Disposals    fication      2000        Depreciation       2001       Book Value
                          (euro)        (euro)       (euro)      (euro)        (euro)         (euro)        (euro)         (euro)
                        ------------------------------------------------------------------ --------------------------- -------------


   FIXED ASSETS
 I.INTANGIBLE ASSETS
 1.Software & Licenses  1.761.521,43   493.793,23    61.821,54         0,00  2.193.493,12   1.611.637,08   263.731,06     581.856,04
 2.Other Intangibles      335.408,50         0,00         0,00         0,00    335.408,50     292.799,99     6.817,05      42.608,51
                       ------------------------------------------------------------------- --------------------------- -------------
                        2.096.929,93   493.793,23    61.821,54         0,00  2.528.901,62   1.904.437,07   270.548,11     624.464,55
                       ------------------------------------------------------------------- --------------------------- -------------
 II.TANGIBLE ASSETS
 1.Property & Plant    22.415.514,84   449.910,70    15.168,27   319.181,22 23.169.438,49   9.821.222,07   506.758,30  13.348.216,42
 2.Technical equipment 26.978.034,28 1.428.595,99   184.458,46    16.019,18 28.238.190,99  24.783.832,99 1.557.992,10   3.454.358,00
 3.Office equipment    23.575.947,26 1.981.485,20   701.833,93   141.941,85 24.997.540,38  20.688.385,08 2.379.160,21   4.309.155,30
 4.Work in progress
   and prepayments
   on account             220.119,18 1.229.947,87    12.373,12  -477.142,25    960.551,68           0,00         0,00     960.551,68
                       ------------------------------------------------------------------- --------------------------- -------------
                       73.189.615,56 5.089.939,76   913.833,78         0,00 77.365.721,53  55.293.440,14 4.443.910,61  22.072.281,40
                       ------------------------------------------------------------------- --------------------------- -------------
III.FINANCIAL ASSETS
 1.Investments in
   affiliated companies   266.415,79         0,00         0,00         0,00    266.415,79       9.137,81         0,00     257.277,98
 2.Long term loans to
   affiliated companies    54.749,29         0,00         0,00         0,00     54.749,29      54.749,29         0,00           0,00
 3.Other loans            830.330,84   109.887,34    45.668,67         0,00    894.549,51           0,00         0,00     894.549,51
                       ------------------------------------------------------------------- --------------------------- -------------
                        1.151.495,92   109.887,34    45.668,67         0,00  1.215.714,59      63.887,10         0,00   1.151.827,49
                       ------------------------------------------------------------------- --------------------------- -------------
                       76.438.041,41 5.693.620,33 1.021.323,99         0,00 81.110.337,75  57.261.764,31 4.714.458,72  23.848.573,44
                       =============================================================================================================



INTANGIBLE ASSETS

Intangible assets mainly consist of software.

In 1999 and 2000 other intangibles were acquired from acquisitions by Werner Rietschle GmbH + Co. KG and predecessors.

In 2001 other intangible items include intangibles from the following companies:
Werner Rietschle Holding GmbH, Rietschle Australia Pty Ltd., and Rietschle-Altus Air & Vacuum Ltd., New Zealand.


FINANCIAL ASSETS

In the fixed assets rollforward, "Other loans" contain reinsurance claims from life insurances totaling KEUR 453 (2000: KEUR 428) and a Loan of CHF 350,000 (Swiss Franc) paid in 1993 to a director, which bears interest amounting to the interest rate applicable for fixed-interest first mortgages over a maturity of 5 years. Redemption of the Loan is possible at any time, however, no later than leaving the company. No payments have been made.


INVENTORIES

In compliance with ss. 298 section 2 HGB, inventories are summarized in one line item.


RECEIVABLES

The trade accounts receivable and the other receivables include items with a remaining term of more than one year amounting to KEUR 634 (2000: KEUR 447).


PREPAID EXPENSES AND DEFERRED CHARGES

Prepaid expenses and deferred charges include prepaid interest of KEUR 45 (2000:
KEUR 66), which are amortized over the term of the loans.

DEFERRED TAX ASSETS

Deferred tax assets are summarized as follows:

                                                                     KEUR
                                                               -----------------
January 1, 1999                                                            -156
Elimination of intercompany profits in inventories                          115
Elimination of write-offs on intercompany receivables                       100
                                                               -----------------
December 31, 1999 / January 1, 2000                                          59
Elimination of intercompany profits in inventories                        1.301
Elimination of write-offs on intercompany receivables                     - 769
                                                               -----------------
December 31, 2000 / January 1, 2001                                         591
Elimination of intercompany profits in inventories                          365
Elimination of write-offs on intercompany receivables                       - 2
                                                               -----------------
December 31, 2001                                                           954
                                                               =================


SHAREHOLDERS' EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY

The subscribed capital of KEUR 5.000, the capital reserves of KEUR 367 and the retained earnings required by the articles of incorporation and bylaws amounting to KEUR 1.040 correspond to the amounts recorded by Holding.

In 1999 and 2000 retained earnings of the Group developed as follows:

                                                                    KEUR
                                                                -------------
 January 1, 1999                                                       7.904
 Currency conversion                                                   1.111
                                                                -------------
 December 31, 1999 / January 1, 2000                                   9.015

 Currency conversion                                                     132
                                                                -------------
 December 31, 2000                                                     9.147
                                                                =============

Based on the changed Rietschle Group structure the retained earnings have developed as follows in 2001:

                                                                    KEUR
                                                               --------------
  January 1, 2001                                                     13.307
  Additions to the revenue reserves                                    1.797
  Other changes in capital                                               383
                                                               --------------
  December 31, 2001                                                   15.487
                                                               ==============

Retained earnings comprise in particular the revenue reserves and balance sheet results of the affiliated companies included in consolidation.

The net income of the Rietschle Group corresponds to the unappropriated retained earnings of Werner Rietschle Holding GmbH.

The minority interest consists of the following (in KEUR):

                        2001              2000               1999
                    --------------   ---------------   ----------------
 Italy                        774               870                763
 France                         1                 1                  1
 New Zealand                   77               196                141
 China                        353               424                421
                    --------------   ---------------   ----------------
                            1.205             1.491              1.326
                    ==============   ===============   ================

ACCRUALS

Tax accruals contain outstanding tax assessments.

Other accruals contain accruals for potential warranty claims, personnel obligations and pending losses from hedging contracts(KEUR 1.1104).

LIABILITIES

A loan from the pension support fund is included in other liabilities. The support fund issued this loan to Werner Rietschle GmbH + Co. KG. The difference between the assets of the support fund and the benefit obligation was determined in accordance with ss. 6a EStG amounts to KEUR 471 (2000: KEUR 410). Other liabilities consist of the following (in KEUR):

                                      2001           2000
                                   ------------   -------------
Tax related                               1.804           1.712
Social security related                   2.380           2.593

The following table displays details on liabilities with a maturity of less than one year, more than five years and the collateralization of total liabilities per balance sheet item:


SCHEDULE OF LIABILITIES AS OF DECEMBER 31, 2001 (IN KEUR):


                                                 BETWEEN 1
                                                 YEAR AND 5      MORE THAN 5                 SECURED     TYPE OF
                               LESS THAN 1 YEAR    YEARS             YEARS          TOTAL    AMOUNTS     SECURITY
-----------------------------------------------------------------------------------------------------------------------
Liabilities due to banks                  10.611       5.772            2.487      18.870      8.269    Property liens
                                                                                                           machinery
                                                                                                          assigned as
                                                                                                           security
Payments received on account
of orders                                    292                                      292
Trade accounts payable                     5.790                                    5.790
Liabilities on bills accepted
and drawn                                     25                                       25
Liabilities due to affiliated
companies                                 18.207                                   18.207
Other liabilities                          5.147         157              349       5.653
---------------------------------------------------------------------------------------------------------------------------
                                         40.072       5.929            2.836      48.837
                               ===========================================================


SCHEDULE OF LIABILITIES AS OF DECEMBER 31, 2000 (IN KEUR):


                                             BETWEEN 1
                               LESS THAN     YEAR AND 5     MORE THAN 5                                         TYPE OF
                                1 YEAR        YEARS            YEARS           TOTAL       SECURED AMOUNTS      SECURITY
---------------------------------------------------------------------------------------------------------------------------
Liabilities due to banks              8.951        5.977         1.901         16.829              8.324      Property liens
                                                                                                                machinery
                                                                                                               assigned as
                                                                                                                 security
Payments received on account
of orders                               611                                       611
Trade accounts payable                6.495                                     6.495
Liabilities due to affiliated
companies                            23.041                                    23.041
Other liabilities                     4.516          307           698          5.521
---------------------------------------------------------------------------------------------------------------------------
                                     43.614        6.284         2.599         52.497
                               =======================================================




C. DETAILS ON THE CONSOLIDATED INCOME STATEMENT

THE MAIN NON-RECURRING INCOME AND EXPENSE ITEMS ARE (IN KEUR):



INCOME                                                          2001       2000            1999
                                                             ----------  ----------    -----------
Income from disposal of assets                                      99           -             16
Reversal of other accruals                                          87         144             77

Reversal of specific allowance for receivables                      27          29             15
Tax refunds for prior years                                          9         204             48

Payments received for receivables written off                        2          37              -
Refund on pension obligations                                        -          40              -
Other                                                                1          19              -
                                                             ----------  ----------    -----------
TOTAL INCOME                                                       225         473            156
                                                             ----------  ----------    -----------
EXPENSES
Write-off insurance claim                                           77           -              -
Accrual for contract litigation                                     43           -              -
Bad debt expenses                                                   19         176            145
Expenses from disposal of assets                                    14           -             15
Interest on late tax payment due to tax audit                        -           -            162
Income taxes due to tax audit                                        -           -            277
Addition to specific allowance on receivables                        -          35              -
Other                                                               26          33             38
                                                             ----------  ----------    -----------
TOTAL EXPENSES                                                     179         244            637
                                                             ----------  ----------    -----------
INCOME/(EXPENSE)                                                    46         229           -481
                                                             ==========  ==========    ===========


THE SALES REVENUE COMES FROM THE FOLLOWING REGIONS:

                                2001 IN %         2000 IN %          1999 IN %
                              --------------   ----------------   --------------
 Germany                                 38                 36               37
 Countries in the EC                     23                 33               36
 Other countries                         39                 31               27
                              --------------   ----------------   --------------
                                        100                100              100
                              ==============   ================   ==============

In accordance with ss. 314 section 2 HGB, no analysis according to business line has been made. The other operating expenses include other taxes in an amount of KEUR 164 (2000: KEUR 193; shown separately).


6. OTHER INFORMATION

The following contingencies existed at December 31, but were not recorded on the balance sheets. According to ss. 251 HGB in conjunction with ss. 268 section 7 HGB the Rietschle Group is required to disclose the following contingencies (in
KEUR).

                                               2001                 2000
                                           --------------   ----------------
 Bills of exchange accepted and drawn                 58                 66
 Guarantees given to third parties                   605                574
 Other guarantees given                              424                685
                                           --------------   ----------------
                                                   1.087              1.325
                                           ==============   ================


Other financial obligations, which are significant for assessing the net assets, result from:

LEASING AND MAINTENANCE AGREEMENTS

The resulting obligations amount to (in KEUR):


                                                2001                2000
                                           ---------------  ----------------
 Under 1 year                                      1.589             1.138
 More than 1 to 5 years                            5.316             2.444
 Over 5 years                                      6.459             6.305
                                           ---------------  ----------------
 Total obligation                                 13.364             9.887
                                           ===============  ================



RENTAL AGREEMENTS

Annual expenses of approximately KEUR 1.616 are incurred under several rental agreements until 2015, mainly however with a term of under one year.

The average number of employees amounted to:


                                              2001            2000                1999
                                           --------------   --------------   --------------
Employees - white collar -                           664              590              531
Industrial workers - blue collar -                   905              913              882
                                           --------------   --------------   --------------
                                                   1.569            1.503            1.413
                                           ==============   ==============   ==============


Moreover, there were 50 (2000: 49; 1999: 44) trainees.

The following persons have been appointed as directors

Dieter Garczorz (until November 22, 1999)
Dieter Rietschle, Dipl.-Ingenieur
Wolfgang Muller, Dipl.-Wirtschaftsingenieur
Dr. Eckart Hengsberger, Dr. Ing. Maschinenbau (as of January 1, 2002)


7. RECONCILIATION TO U.S. GAAP

The consolidated financial statements of Werner Rietschle Holding GmbH have been prepared in accordance with German GAAP, which differs in certain aspects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected the results of operations for each of the years in the three-year period ended December 31, 2001 and the balance sheets as of December 31, 2001 and 2000 to the extent described below.

Reconciliation of net income from German GAAP to U.S. GAAP:

                                                             2001        2000
                                                             KEUR        KEUR
                                                            --------------------
NET INCOME AS REPORTED IN THE CONSOLIDATED FINANCIAL
STATEMENTS UNDER GERMAN GAAP                                  7.033      13.195

U.S. GAAP RECONCILING ADJUSTMENTS
Building lease to be qualified as capital lease         (a)     -92        -178
Machinery lease to be qualified as capital lease        (b)      -7           0
Pension accruals                                        (c)      61          86
Foreign currency swaps                                  (d)  -1.005       1.901
Fixed assets                                            (f)     -65         -80
Deferred taxes                                          (g)     895        -839
                                                            --------------------
SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS                  -213         890
                                                            --------------------

NET INCOME IN ACCORDANCE WITH U.S. GAAP                       6.820      14.085
                                                            ====================

Reconciliation of shareholders' equity from German GAAP to U.S.GAAP:

                                                            2001          2000
                                                            KEUR          KEUR
                                                          ----------------------
SHAREHOLDERS' EQUITY AS REPORTED IN THE CONSOLIDATED
FINANCIAL STATEMENTS UNDER GERMAN GAAP                       33.825      26.733

U.S. GAAP RECONCILING ADJUSTMENTS
Building lease to be qualified as capital lease       (a)      -564        -473
Machinery lease to be qualified as capital lease      (b)        -7           0
Pension accruals                                      (c)    -2.124      -2.185
Foreign currency swaps                                (d)       896       1.901
Minority interest                                     (e)    -1.205      -1.491
Fixed assets                                          (f)     1.954       2.020
Deferred taxes                                        (g)       569        -326
                                                          ----------------------
SUBTOTAL OF U.S. GAAP RECONCILING ADJUSTMENTS                  -481        -554
                                                          ----------------------

SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP            33.344      26.179
                                                          ======================



Changes in shareholders' equity in accordance with U.S. GAAP:

                                                          2001        2000
                                                          KEUR        KEUR
                                                       -----------------------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP,
ON JANUARY 1                                                26.179     32.495
Net income in accordance with U.S. GAAP                      6.820     14.085
OTHER COMPREHENSIVE INCOME
  Foreign currency translation                                 343        132
                                                       -----------------------
                                                             7.163     14.217

Dividends paid                                                  --     -1.501

Change in corporate structure                                   --    -18.920
Other changes                                                    2       -112

                                                       -----------------------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP.
ON DECEMBER 31                                              33.344     26.179
                                                       =======================

(a) Building lease to be qualified as a capital lease

      The Company entered into a lease agreement for a building and land in 1998, which has been accounted for as an operating lease under German GAAP. However, this lease agreement meets the criteria of a capital lease in accordance with FASB Statement No. 13, Accounting for Leases. Therefore, for U.S. GAAP purposes, the building and land were recorded as assets on the Company's books. Since the land does not make up more than 25% of the total fair value of the land and the building, the agreement is evaluated as one lease in accordance with FASB Statement No. 13. Additionally, U.S. GAAP requires that the land and building must be depreciated since there is no transfer of title or bargain purchase option clauses in the lease agreement. The interest expense was calculated using the effective interest rate method at a 6,7%.


(b) Machinery lease to be qualified as a capital lease

      The Company entered into a lease agreement for a machine in 2001, which was accounted for as an operating lease under German GAAP. However, the lease agreement qualifies as a capital lease in accordance with FASB Statement No. 13, Accounting for Leases. Therefore, for U.S. GAAP purposes, the machinery was recorded as an asset on the Company's books as well the related depreciation, accounted for on the straight-line method. Additionally, the related debt and interest was recorded on the Company's books. The interest expense was calculated using the effective interest rate method at a 4,8%.

(c) Pension accruals:

     The Company has several pension plans, which are accounted for under German GAAP. The computation of pension accruals in accordance with German GAAP generally follows the income tax law which differs significantly from FASB Statement No. 87, Employer's Accounting for Pensions (SFAS 87). Therefore, the Company adjusted for the impact of SFAS 87 in accompanying reconciliation.

(d) Foreign currency swaps

      The Company entered into foreign currency EUR/USD, EUR/JPY and EUR/GBP swaps in 2000. In accordance with German GAAP, only unrealized losses are recorded, whereas in accordance with U.S. GAAP, unrealized gains and losses are recorded each period. Due to the favorable exchange rates in 2000 for the Euro, the Company would have recognized a gain under U.S. GAAP. Since there were no unfavorable rates to the Euro, nothing was recorded for German GAAP. However, in 2001, the exchange rates became unfavorable for the Euro against the British Pound and U.S. Dollar, thus this unrealized loss was recorded for German GAAP purposes, whereas the unrealized gain due to the favorable Euro/Yen exchange rate was not recorded. For U.S. GAAP purposes, since both unrealized gains and losses are recorded, the net loss impact was less due to the offset of the Euro/Yen unrealized gain.

(e) Minority interest

      The difference between German GAAP and U.S. GAAP regarding minority interest is merely the location of the minority interest line item on the balance sheet. Under German GAAP, minority interest is a component of equity, whereas under U.S. GAAP, minority interest is between liabilities and equity. Thus there is no income statement impact, merely a reclassification on the balance sheet as shown above in the shareholders' equity reconciliation table.

(f) Fixed assets

      The difference between German GAAP and U.S. GAAP with regards to fixed assets is due to two reasons. First, under German GAAP, the Company depreciated under an accelerated method during 2000 and 1999 changing to the straight-line method in 2001. Therefore, the adjustment shown above in 2000 and 1999 represents depreciation of fixed assets using the straight-line method. The second part of the adjustment relates to the use of a half-year convention under German GAAP while depreciating from the acquisition date under U.S. GAAP for 2001, 2000 and 1999. Under German GAAP, all assets acquired before July 1 of the year are depreciated beginning January 1 and all assets acquired after July 1 of the year are depreciated beginning July 1. Under U.S. GAAP, all assets were depreciated beginning on date of acquisition.

(g) Deferred taxes

      The difference between German GAAP and U.S. GAAP with regards to deferred taxes primarily represents the deferred taxes on the German GAAP to U.S. GAAP adjustments.